SUMMARY



Pooled Principal Distribution Amount        Month:

                                            Oct-96    400,368.17
                                            Nov-96    376,167.79
                                            Dec-96    380,579.98

                     Total Pooled Principal Distribution Amount  1,157,115.94

Class Interest Distribution Amount          Class:
                                            A-1                  1,637,621.83
                                            A-2                  1,284,055.50
                                            A-3                  1,753,072.35
                                            A-EC                 1,069,101.70
                                            B                      407,460.12
                                            C                      508,354.55
                                            D                      298,086.73
                                            E                      114,288.13
                                            F                      165,394.73
                                            G                      413,509.10
                                            H                      124,046.05
                                            J                      248,092.09
                                            K-1                          0.00
                                            K-2                    248,178.53
                                            R-III                        0.00
                                                 Total 1996:     8,271,261.40

Prin and Int Advances Outstanding                                   31,691.63

Realized Losses:                                                         0.00

Servicing Compensation and additional comp to                      139,763.42
Master Servicer

Special Servicing Fee, disposition fee, workout fee                      0.00
paid to spcl svcr

Prepayment Premiums and Default Interest                                0.00


Certificate Balance of Each Class at end    Class:
of year:                                    A-L-1                88,783,884.06
                                            A-L-2                68,712,000.00
                                            A-L-3                91,844,000.00
                                            B-L                  20,417,000.00
                                            C-L                  25,985,000.00
                                            D-L                  14,848,000.00
                                            E-L                   5,568,000.00
                                            F-L                   7,424,000.00
                                            G-L                  18,561,000.00
                                            H-L                   5,568,000.00
                                            J-L                  11,136,000.00
                                            K-L                  11,139,879.82
                                            R-III                         0.00
                                                 Total 1996:    369,986,763.88

Scheduled Principal Balance of Mortgage Loans at                369,986,763.06
end of year



               Average #           Avg % of Prin
                                   Balance

dlg 1 mo       N/A                 N/A

dlg 2 mo       N/A                 N/A

dlg 3 mo       N/A                 N/A

fcl            N/A                 N/A

spcl svcd      N/A                 N/A



For special serviced Loans:

Property Advances Made                                                   0.00

Property Advances Outstanding                                            0.00

P&I Advances Made                                                        0.00

P&I Advances Outstanding                                                 0.00



For REOs:

Outstanding Prin Balance as of Beginning of Calendar Yr.                 0.00

Outstanding Prin Balance of Loans that 0.00 became REO this Yr.

Aggregate REO Net Proceeds                                               0.00

Aggregate Losses recognized with 0.00 Disposition of REO:

Outstanding Prin Balance of REO at end of year                           0.00